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                                                                   EXHIBIT 23.1




                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 4, 1996 appearing on page 20 of DeVlieg-Bullard, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP


Price Waterhouse LLP


Stamford, CT
February 25, 1997